Exhibit 99.1

Jane Huang, M.D., Joins Prelude Therapeutics as

President and Chief Medical Officer

Wilmington, DE – March 9, 2022 – Prelude Therapeutics Incorporated (Nasdaq: PRLD) a clinical-stage precision oncology company, today announced that Jane Huang, M.D., has been appointed to the newly created position of President and Chief Medical Officer, effective on April 4, 2022. Dr. Huang is currently Chief Medical Officer, Hematology, at BeiGene, Ltd., a global, science-driven biotechnology company developing oral small molecules and monoclonal antibodies for cancer.

“We are pleased to announce that Dr. Huang will be joining Prelude. Jane’s deep experience in oncology drug development and her strategic leadership throughout the lifecycle of multiple products resulting in successful global regulatory approvals will be of great value to Prelude,” stated Kris Vaddi, Ph.D., Chief Executive Officer of Prelude.

Dr. Vaddi added, “With multiple distinct precision oncology programs underway, our growing pipeline offers tremendous promise. I am confident in Jane’s ability to build and lead high-performing cross-functional clinical development teams, and her strong relationships and recognized leadership within the cancer research community will be instrumental in achieving our goals to rapidly advance compounds through proof-of-concept and into potential registration trials.”

“I am impressed by the strong execution of the Prelude R&D team and its ability to bring multiple proprietary and potentially best-in-class small molecule compounds forward. Their strategic selection of clinically relevant targets involved in many underserved cancers is equally impressive. This level of performance gives me confidence that Prelude is uniquely resourced to make a meaningful difference in the lives of cancer patients,” stated Dr. Huang.

Most recently, Dr. Huang served as Chief Medical Officer of Hematology at BeiGene, Ltd. where she created a global development organization encompassing clinical pharmacology to global product safety and had strategic oversight of the development of five hematology medicines. During her tenure with BeiGene, she oversaw the approval of zanubrutinib in three diseases spanning more than 45 countries and was responsible for the first approval of tislelizumab in Hodgkin’s lymphoma. Prior to joining BeiGene in 2016, Dr. Huang served as Vice President, Clinical Development at Acerta Pharma, where she oversaw global clinical development of the BTK inhibitor, acalabrutinib. Prior to this, she worked at Genentech, where she played a leading role in drug development programs for multiple therapies throughout all stages of development, including, Rituxan®, Avastin®, Kadcyla®, Venclexta® and Gazyva®. She is board certified in hematology, oncology, and internal medicine and is Adjunct Clinical Assistant Professor at Stanford University. Dr. Huang was recently named one of the 20 most influential women in biopharma R&D by Endpoints News.

About Prelude Therapeutics

Prelude Therapeutics is a clinical-stage precision oncology company developing innovative drug candidates targeting critical cancer cell pathways. The Company’s diverse pipeline is comprised of highly differentiated, potentially best-in-class proprietary small molecule compounds aimed at addressing clinically validated pathways for cancers with selectable underserved patients. Prelude’s pipeline includes four candidates currently in clinical development: PRT543 and PRT811, highly selective, potent, orally bioavailable PRMT5 inhibitors; PRT1419, a potent, selective inhibitor of MCL1; and PRT2527, a potent and highly selective CDK9 inhibitor. Additionally, the Company is progressing two novel preclinical candidates, PRT3645, a brain penetrant CDK4/6 inhibitor; and a potential first-in-class SMARCA2/BRM protein degrader.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities, timing of availability and announcements of clinical results, the timing of the expansion portion for its Phase 1 clinical trial for PRT543, PRT811 and PRT1419, the timing of IND-related activities for PRT2527 and PRT-SCA2, the potential benefits of Prelude’s product candidates and platform and appointment of Jane Huang as Prelude’s President and Chief Medical Officer. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on Prelude’s business, clinical trial sites, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude’s ability to fund development activities and achieve development goals, Prelude’s ability to protect intellectual property, and other risks and uncertainties described under the heading “Risk Factors” in documents Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contacts:

Stacey Jurchison

Executive Director, Corporate Affairs

sjurchison@preludetx.com

Melissa Forst

Argot Partners

212.600.1902

prelude@argotpartners.com

Media Contact:

Paige Donnelly

Argot Partners

212.600.1902

prelude@argotpartners.com

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